EXHIBIT 10.1

SHARE PURCHASE/ EXCHANGE AGREEMENT

股份購買/交換協議

This Share Purchase/ Exchange Agreement (the “Agreement”), is made and entered into as of March 15, 2019, by and among China VTV Limited, a Nevada company (the “Parent,” the trading symbol “CVTV”), China VTV Ltd., a company formed under the laws of Hong Kong (the “ Company”), Mr. Tijin Song (“Song”), a principal shareholder and Principal Executive Officer of the Company, Guoping Chen (“Chen”), a shareholder and Principal Executive Officer of the Parent, and several shareholders of the Company as listed in the signature page and Exhibit A (each, a “Shareholder” and collectively together with Song, the “Shareholders”). The Parent, Chen, Shareholders, and Company are sometimes hereinafter collectively referred to as the “Parties” and each as a “Party.”

本股份購買/交換協議（“協議”）於2019年3月 15日，由China VTV Limited， 壹家內華達公司（“母公司”），China VTV Ltd., 壹家香港公司（“本公司”），宋体金先生（“宋”），本公司的总裁和主要股东，陈国平先生（“陈”），母公司的执行总裁和主要股东，及本公司的其余股東，該股東名單在附件A中（單數是壹個“股東”和統稱為“股東們”）。母公司，陈，股東們和本公司有時在下文中統稱為“各方”，各自單獨稱為“壹方”。

RECITALS

說明條款

WHEREAS, the Parent has 600,000,000 shares of its common stock authorized (the “Common Stock”), par value $0.001 U.S. dollars, 105,000,000 of which are issued and outstanding as of the date hereof;

鑒於，母公司可以发行600,000,000股普通股（“普通股”）， 面值0.001美元每股，其中105,000,000股已於本公佈日期發行;

WHEREAS, the Company has issued an aggregate of 11,055 shares (the “Company Shares”) of its common stock, no par value, to its Shareholders in the respective amounts as listed in Exhibit A;

鑒於，本公司一共在外发行了11,055股（“本公司普通股”），无面值规定，本公司的股东和每个股东的持股数量列于附件A；

WHEREAS, on February 1, 2019, the Company, Parent, Song and Chen entered into a Framework Agreement for Exchange and Acquisition of Shares (the “MOU”) pursuant to which, subject to the terms and conditions of the definitive agreements, the Parent shall purchase all the Company Shares from each Shareholder and issue approximately an aggregate of 70% of the Parent’s Common Stock to the Shareholders on a fully diluted basis;

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鑒於，2019年2月1日，本公司，母公司，宋和陳訂立交換及收購股份的框架協議（“諒解備忘錄”），根據最終協議的條款和條件，母公司应向每位股東購買其所有的公司股份，並按完全攤薄基準向股東發行約70％的母公司普通股；

WHEREAS, in connection with the MOU, each of the Shareholders has agreed to sell and transfer all of the Company Shares that each of them owns to the Parent in exchange for an aggregate of 110,550,000 shares of the Common Stock to be issued by the Parent pro rata to each Shareholder as set forth in Exhibit A;

鑒於，根據諒解備忘錄，各股東已同意出售及轉讓其各自擁有的全部的本公司的公司股份，以換取母公司按比例向每名股東發行的共110,550,000股普通股股份，如附件A所示;

WHEREAS, the Parties have determined that it is desirable and in the best interests of the Parties to effect this Agreement.

鑒於，各方已確定實現本協議是各方期望的並符合各方的最佳利益。

AGREEMENT

協議

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

現在，因此，鑒于上述情況以及本協議所包含的相互承諾，聲明，保證，約定和協議，各方意圖本協議具有法律約束力，約束協議各方，特此同意如下：

ARTICLE 1

THE TRANSACTIONS

第一章

購買/交換本公司股份

1.1. Share Purchase/ Exchange. At the Closing, the Shareholders shall sell, transfer, convey, assign and deliver to the Parent all of their Company Shares free and clear of all Liens in exchange for an aggregate of 110,550,000 shares of the Common Stock of the Parent (the “New Issuance”), which shall be allocated in the respective amounts as listed in Exhibit A. As a result of such exchange (the “Stock Exchange”), the Company shall become a wholly-owned subsidiary of the Parent and the Shareholders shall collectively own approximately 51.29% of the then issued and outstanding shares of the Common Stock on a fully diluted basis.

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股份購買/交換：于交割時，股東須向母公司出售，轉讓，讓與，出讓及交付其所有本公司股份，以換取總額爲110,550,000股的母公司普通股（“新发行股”），該每位股東得到按照附件A所列的数量的母公司普通股。由於该交易（“股票交易”）， 本公司將成為母公司的全資子公司，并且股東須以全麵攤薄基準共同擁有该已發行普通股股份的約51.29％。

1.2. Change of Board and Management. On or before the Closing Date as defined below, the current board of directors (the “Parent Board”) of the Parent shall appoint the following individuals as new members (the “New Directors”) to the Parent Board: Tijin Song, Liqiang Meng, Yatao Wang, Daoxin Zhang, Hongbin Dong, Tonghao Yu, among whom Mr. Tijin Song shall serve the Chairman of the Parent Board. Immediately after the election of new members to the Parent Board, the new Parent Board shall appoint Mr. Tijin Song as the Principal/ Chief Executive Officer (the “CEO”) of the Parent.

董事會和管理層的變更。在如下定義的交割日期或之前，母公司現任董事會（“母公司董事會”）須委任以下人士為新成員作为母公司董事會成員（“新董事”）：予：Tijin Song, Liqiang Meng, Yatao Wang, Daoxin Zhang, Hongbin Dong, Tonghao Yu，其中，Tijin Song应作为母公司董事会的主席。在選舉新成員加入母公司董事會後，新的母公司董事會應立即任命Tijin Song先生為母公司的首席/首席執行官（“CEO”）。

1.3. Additional Issuance. In addition, the Parent agrees to issue an aggregate of 5,000,000 shares of the Common Stock to each of the following individuals: Mr. Tonghao Yu, Ms. Mingyue Xia, Ms. Shufen Su, Ms. Haixia Zhang, and Mr. Jia Huang (each a “Grantee”, and collectively “Grantees”) in the amounts as listed below at the Closing as consideration for their services to the Company. Such 5,000,000 shares of the Common Stock shall be from time to time hereinafter referred to as “Additional Issuance.”

Grantee	Number of Shares of Common Stock to be Issued
Tonghao Yu	1,000,000
Mingyue Xia	1,000,000
Shufen Su	1,000,000
Haixia Zhang	1,500,000
Jia Huang	500,000

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額外發行。此外，母公司同意於交易完成時向如下五位个人髮行总共5,000,000股普通股，作為其為公司提供过的服務的报酬，於交割時发行。这五个受让人是Mr. Tonghao Yu, Ms. Mingyue Xia, Ms. Shufen Su, Ms. Haixia Zhang,和 Mr. Jia Huang。合称“受让人们。”该5,000,000股普通股应被稱為“額外發行。”

1.4. Payment. Within three (3) months from the Closing of the Transaction, the Company and Song shall make a payment of $300,000 dollars (the “Repayment of the Loans”) to Chen who has loaned such amount to the Parent for its operations.

付款。自该交易完成後三（3）個月內，本公司及宋先生須向陳先生支付300,000美元（“償還墊資”），陳先生已向母公司借出該等款項以作其營運。

1.5. Stock Pledge Agreement. In connection with the execution of this Agreement, Song (the “Pledger”) shall simultaneously enter into a stock pledge agreement (the “Pledge Agreement”) attached herein as Exhibit B to pledge his shares of Common Stock in the Parent to Chen as a security for the Repayment of Loans. Subject to the terms of the Pledge Agreement and upon the occurrence of any Event of Default as defined therein, Chen may sell the pledged stock to repay his loans. In accordance with Section 9 of the Pledge Agreement and upon Song’s full performance of this Agreement, including without limitation Article 1.4 herein, the Pledge Agreement shall terminate automatically.

股票質押協議。因本協議的執行，宋（“ 質押人”）应同時訂立附件B所列的股票質押協議（“質押協議”），以將其在母公司的普通股股份質押给陳作為償還墊資的擔保。根據質押協議的條款，以及其中定义的任何違約事件發生後，陳可出售已抵押的股票以償還其墊資。

1.6. Resignation upon Default. In connection with the execution of this Agreement, Song shall simultaneously sign his resignation as a director and CEO of the Parent with a blank date which shall become effective upon any material breach of this Agreement and deliver such resignation to the Parent Board. Such resignation letter is attached herein as Exhibit C.

在违约时辞任。在執行本協議時，宋先生應同時递交空白日期的向母公司辞职信，辞去其董事兼首席執行官的職務，該空白日期將在任何重大違反本協議的情況下生效，並向母公司董事会提出辭職的要求。此類辭職信作为附件C附於本文.

1.7. Expenses. The Parties have agreed that Song shall be solely responsible for the operating expenses of the Parent from the date first above written to the Closing Date.

費用。各方同意宋先生全权负责母公司从协议的第一个日期起到交割日的日常运营费用。

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

第二章

股東們的聲明和保證

Each Shareholder, severally and not jointly and only as to itself, represents and warrants to the Parties, as follows:

每名股東各自而非彼此共同，僅就其本身，向其他各方作出以下聲明及保證：

2.1. Power and Authority. All acts required to be taken by each of the Shareholders to enter into this Agreement and to carry out the Transactions have been properly taken. The obligations of the Shareholders under this Agreement constitute legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof.

權力和權限：所有各股東爲訂立本協議並進行該交易所被要求的行爲已被適當執行。本協議下的股東義務構成的股東的合法，有效且具約束力的義務，根據本協議條款可對股東們執行。

2.2. No Conflicts. The execution and delivery of this Agreement by the Shareholder (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Law, regulations or ordinances applicable to such Shareholder; and (iii) will not violate or breach any contractual obligations of such Shareholder based on any Contract to which the Shareholder is a party and which prohibits the Transactions contemplated hereby.

無衝突：股東簽署和交付本協議（i）不需要任何政府實體根據任何法律的批准或者同意; （ii）不會違反適用于該股東的任何法律，法規或條例;及（iii）不會違反任何股東的任何合同項下的任何義務，且該義務禁止此協議預期的交易。

2.3. No Finder’s Fee. Neither the Shareholder nor its agent or representative has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transactions contemplated herein.

無中介費用：股東及其代理人或代表均沒有聘用任何經紀人或居間人，或就與此協議預期的交易有關的任何經紀費，傭金或中介人費用承擔任何責任。

2.4. Purchase Entirely for Own Account. The Common Stock to be acquired by each of the Shareholders hereunder will be acquired for investment for their own accounts, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intent of selling or otherwise distributing any shares of the Parent’s Common Stock, except in compliance with applicable securities laws.

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完全爲自己的賬戶購買：本協議各股東收購的普通股將被用於其自身賬戶的投資，而不是爲了轉售或分配其任何部分，並且每個股東目前沒有任何出售或以其他方式分配母公司股票的任何股份的意圖，，但符合適用的證券法的分配除外。

2.5. Available Information. Each Shareholder has such Knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Parent and has had an opportunity to ask questions of and receive answers from the management team of the Parent relative to the financial condition and affairs thereof.

可用信息： 每位股東在金融和商業事務方面具有知識和經驗使得他能夠評估向母公司投資的價值和風險，並已經有機會向母公司的管理團隊提出關于母公司財務狀況和事務的問題並獲得答案。

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

第三章

本公司的陳述和保證

The Company represents and warrants to the other Parties that:

本公司的聲明及保證：

3.1. Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Laws of Hong Kong and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted in various jurisdictions.

公司組織，狀態和公司權力。本公司根據香港法律妥善成立，有效存續及合法持續經營，并擁有租賃和經營其物業所需的所有政府許可，授權，許可证，同意和批准，來開展現在在不同司法管轄區進行的業務。

The execution and delivery of this Agreement by the Company and the consummation of the Transactions contemplated by this Agreement will not result in any Material violation of the Company’s articles of incorporation and bylaws or any applicable Law or Material Agreement, as defined below, to which the Company is a party .

本公司執行和交付本協議以及本協議規定的交易的完成不會導致任何重大違反任何由本公司作为其中一方的本公司的公司章程和细则或任何適用的法律或重要協議（如下所述）。

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3.2. Capital Structure of the Company. As of the date of this Agreement, all outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, the Shareholders of the Company as listed in Exhibit A own 100% of the Company Shares issued and outstanding. As soon as practicable after the Closing, the Company shall update its share registration record to reflect the Parent as the sole owner of the Company Shares purchased or exchanged pursuant to this Agreement.

本公司資本結構： 截至本協議日期，本公司所有已發行普通股股份已獲正式授權，有效發行，已全額支付及不應課稅，且不受先行權利約束。 截至本公布日期，本公司列于附表A的股東擁有已發行在外的本公司股份的100％。交割後，本公司將盡快更新其股份登記記錄，以反映母公司爲根據本協議購買或交換的本公司股份的多數持有人。

3.3. Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required in connection with the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby.

政府授權。 在執行和交付本協議或完成交易時，不需要同意，批准，命令，授權或注冊，申報或向任何政府實體提交或通知任何政府。

3.4. Absence of Certain Changes or Events. As of the Company’s Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

沒有重大變更。截至本公司資産負債表日，本公司僅按照過往慣例進行普通業務，現沒有且已並無任何：

(i) Material Adverse Change with respect to the Company;

本公司的重大不利變動;

(ii) condition, event or occurrence which could reasonably be expected to prevent, hinder or Materially delay the ability of the Company to consummate the Transactions;

特定條件或者事件的發生，該事件或者條件可合理地被認爲能防止，阻礙或實質延遲本公司完成交易的能力;

(iii) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than those disclosed in subsection 3.7 or in the ordinary course and in amounts and on terms consistent with past practices;

除在第3.7款中披露的外，或在普通業務中，以及與過往慣例相符的金額及條件下 的本公司産生，承擔或擔保的任何債務借款;

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(iv) creation or other incurrence by the Company of any Lien on any Asset other than those disclosed in subsection 3.7 or in the ordinary course consistent with past practices;

除第3.7款所披露的，或根據過往慣例的普通業務外，本公司創造或引發的任何資産上的留置權或者質押權;

(v) labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company to conduct any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

除常規外的個人不滿之外的勞動爭議，或本公司所知的，工會或其代表的任何活動或程序，組織公司的任何員工進行任何閉廠，罷工，減工，停工或對上述事宜的威脅;

(vi) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

除了在正常業務過程中或未在在到期時支付任何債務外，應付款，預付款或債務清償;

(vii) Material write-offs or write-downs of any Assets of the Company;

本公司任何資産的重大減值或減少;

(viii) transactions or commitments made, or any Contract or agreement entered into, by the Company relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Company or any Contract or other right, in either case, Material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement;

除了在正常過程中的交易和承諾，符合過去的做法和本協議中所設想的交易外，本公司就其資産或業務（包括收購或處置任何資産）做出的交易或承諾；或者本公司對其他權利放棄而作出的交易或承諾;

(ix) damages, destruction or losses having, or reasonably expected to have, a Material Adverse Change on the Company; or

本公司存在的或合理預期會有重大不利變動的損害賠償，毀滅或損失; 或者

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(x) other conditions, events or occurrence which individually or collectively could reasonably be expected to have a Material Adverse Change to the Company.

能合理預期的單獨或集體地對本公司造成重大不利變動的其他條件或者事件。

3.5. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

特定費用。 本公司不會以及將來不會就任何交易向任何經紀，財務顧問或顧問，中介，配售代理，投資銀行，銀行或其他人支付經紀或中介費或傭金。

3.6. Tax Returns and Tax Payments. The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company have not, as of the Company’s Balance Sheet Date, exceeded the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). As of the Closing Date, the unpaid Taxes of the Company will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

納稅申報表和稅務支付：本公司已及時向相關稅務機關提交所有必須提交的報稅表（考慮所有適用的延期）。所有此類報稅表在所有方面都是真實，正確和完整的。公司已繳納所有稅款（無論是否顯示在任何納稅申報表上，以及是否需要退稅）。在本公司沒有提交稅務申報表，而該稅務機關有可能對本公司有司法管轄權的區域內，本公司沒有收到以書面形式或以其他方式向本公司提出繳稅的要求。在本公司資産負債表日，本公司未繳納的稅項沒有超過財務報表所列的稅務責任准備金（不包括爲反映賬面收入與稅收收入之間的時間差而設立的遞延稅項准備金） （而不是其任何附注）。截至交割日期，本公司未繳納的稅款將不超過本公司賬簿及記錄所載之稅務責任准備金（不包括爲反映賬面及稅務收入之間之時間差而厘定的遞延稅項准備金）。

No Material claim for unpaid Taxes has been made or become a Lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect.

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沒有對未付稅項提出的重大支付指令，或者由于稅務責任在本公司財産上附加的質押，稅務機關沒有對公司的任何報稅表進行審計，也沒有本公司沒有和稅收機關達成一致意見來延長對任何稅項的評估的法令訴訟期限。

As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

如本協議所使用的，“稅收”是指所有任何種類的稅收，包括但不限于那些由或稱爲收入，總收入，銷售，使用，從價，特許經營，利潤，許可證，預扣稅，工資表 ，就業，消費稅，遣散費，郵票，職業，溢價，增值稅，財産或意外利潤稅，關稅或類似費用，任何種類的評估或收費，以及任何利息和任何罰款， 國內或國外的任何政府當局施加的額外的稅務款項。 如本協議所使用的，“納稅申報單”是指向稅務局提交的任何申報表，報告或聲明。

3.7. Material Agreements. Schedule 3.7 lists the following Contracts and other agreements (“Material Agreements”) to which the Company is a party: (i) any agreement (or group of related agreements) for the ownership or lease of real property; (ii) any agreement forming a partnership, strategic alliances, collaboration, profit sharing or joint venture; (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (iv) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Company of any operating business or Material Assets or the capital stock of any other person; (v) any agreements for the sale of any of the Material Assets of the Company, other than in the ordinary course of business; (vi) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; and (vii) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Change on the Company.

重要協議。附表3.7列出了本公司作为其中一方簽署的重要合同和協議（“重要協議”）：（i）不動産所有權或租賃的任何協議（或相關協議組）; （ii）任何形成合夥，戰略聯盟，合作，利潤分享或合資企業的協議; （iii）任何協議（或相關協議組），根據該協議創造，招致，承擔或保證任何超過25,000美元的借款的債務，或根據該協議對其任何資産施加擔保權益，有形或無形的; （iv）任何與本公司收購（通過合並，購買單位或資産或其他方式）任何經營業務或重大資産或任何其他人的股本有關的協議; （v）非正常業務過程中銷售本公司任何重大資産的任何協議; （vi）本公司的任何直接或間接的擔保，擔保或彌償保證協議;及（vii）違約或終止的後果可合理地預期會對本公司造成重大不利影響的任何其他協議。

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The Company has made available to the Parent either an original or a correct and complete copy of each written Material Agreement. Except as set forth on Schedule 3.7, with respect to each Material Agreement to which the Company is a party thereto: (i) the agreement is the legal, valid, binding, enforceable obligation of the Company, as the case may be, and is in full force and effect in all Material respects, subject to bankruptcy and equitable remedies exceptions; (ii) (A) the Company is not in Material breach or default thereof and (B) no event has occurred which, with notice or lapse of time, would constitute a Material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; and (iii) the Company has not repudiated any Material provision of any of the Material Agreements.

本公司向母公司提供每份書面協議的原件或正本及完整副本。 除非如附件3.7所列的合同，本公司是以下每份重大協議的訂約方，這些：（i）協議是本公司（視屬何情況而定）的合法的，有效的，具約束力的及可強制執行的責任，且在所有重大方面具有完全的效力，並須符合破産和公平補救的例外情況; （ii）（A）本公司並無重大違約或違約，及（B）並無發生任何事件，如有通知或隨時間推移，將構成重大違約或違約，或許可使重大協議終止，修改或加速; 及（iii）本公司並無否認任何重大協議之任何重大條款。

3.8. Properties. The Company has good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest consolidated financial statements (the “Consolidated Financial Statements”) as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, Material to their business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business). A list of Material Assets is set forth in Schedule 3.8 attached hereto. The Company has provided the Consolidated Financial Statements to the Parent.

財産。 本公司擁有在最近的合並財務報表（“合並財務報表”）中所反映的所有有形財産和有形資産的良好，清晰和可銷售的所有權（自日常業務過程中銷售或以其他方式處置的物業除外）。一份本公司重要資産清單載于列表3.8。本公司已向母公司提供合並財務報表。

3.9. Board Recommendation. The board of directors of the Company (the “Company Board”) has determined that the terms of the Transactions are fair to and in the best interests of the Shareholders of the Company. The Company Board shall deliver written resolutions to approve and authorize the Transactions contemplated herein on or before the Closing Date.

董事会建议。本公司的董事会（“本公司董事会”）已确定该等交易的条款属公平，并符合本公司股东的最佳利益。公司董事會將於交割日期之前交付書面決議以批准及授權该交易。

3.10. Undisclosed Liabilities. The Company has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Consolidated Financial Statements.

未披露的負債。 除合並財務報表中反映或保留的此類負債或義務外，本公司不存在任何性質（無論是固定或非固定，有擔保或無擔保，已知或未知，無論是絕對的，累計的，不確定的還是其他性質）的債務，除非在合並財務報表中反映或保留的此類負債或義務。

3.11 Good Title. Each Shareholder is the record and beneficial owner, and has good and marketable title to its Shares as set forth in Exhibit A, with the right and authority to sell and deliver such Company Shares to the Parent as provided herein. Upon registering the Parent as the new owner of the Shareholders’ Company Shares in the share register of the Company, the Parent shall receive good title to such Company Shares, free and clear of all Liens.

優良産權。 每股股東均爲記錄上的及實質上的权益擁有人，並擁有附件A所載其股份之優良及可銷售股權，並有權按本規定向母公司出售及交付該等本公司股份。 于本公司股東名冊上注冊母公司作爲股東公司股份的新擁有人後，母公司將獲得該等公司股份的優良産權，而該等股份是免除留置权的。

3.12 No Conflicts. The execution and delivery of this Agreement by the Company (i) will not violate any Law, regulations or ordinances applicable to the Company; and (ii) will not violate or breach any contractual obligations of the Company based on any Contract to which the Company is a party and which prohibits the Transactions contemplated hereby.

無衝突。 本公司執行和交付本協議（i）不會違反適用于本公司的任何法律，法規或條例; 及（ii）不會造成本公司在其爲一方的任何合約的任何合約違約責任，且禁止本公司在本協議項下擬訂之交易。

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT

第四章

母公司的聲明和保證

The Parent hereby represents, warrants, covenants and agrees as follows:

母公司特此聲明，保證，契諾和同意如下：

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4.1. Organization, Standing and Corporate Power. The Parent is a Nevada Company duly organized, validly existing and in good standing under the laws of the State of Nevada. The Parent is not in violation of any provisions of its articles of incorporation and bylaws. No consent, approval or agreement of any individual or entity is required to be obtained by the Parent in connection with the execution and performance by the Parent of this Agreement or the execution and performance by the Parent of any agreements, instruments or other obligations entered into in connection with this Agreement.

公司組織，狀態和公司權力。 母公司是一家內華達州公司，根據內華達州法律正式組建，有效存在且信譽良好。 母公司並無違反其組織章程大綱或章程細則的任何條文。 任何個人或實體的同意，批准或協議不得由母公司在執行和履行本協議的母公司或母公司在執行和履行任何協議，文書或其他義務時獲得與本協議有關的。

The Parent has full power and authority to carry out the Transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Parent, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court. The execution and delivery of this Agreement by the Parent and the consummation of the Transactions contemplated by this Agreement will not result in any Material violation of the Parent’s articles of incorporation as amended from time to time, bylaws and any applicable Law.

母公司擁有執行本協議規定的交易的完全權力和授權，本協議構成母公司合法的，有效的和有約束力的義務，根據其條款可執行，除非可執行性可能受到破産，資不抵債的限制，影響強制執行債權人的其他公平法以及任何具有公平救濟性質的補救辦法均由法院酌情決定的限制。 本協議由母公司執行和交付，並且本協議所規定的交易的完成不會導致嚴重違反母公司的組織章程大綱或时不时修订的公司章程或任何適用法律。

4.2. Shares of Common Stock. The Parent’s Common Stock, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable.

母公司普通股。母公司普通股根據本協議發行時，將被正式，有效地授權和發行，全額支付且無須追加增资。

4.3. Capitalization. The authorized capital of the Parent consists of 600,000,000 shares of Common Stock, par value $0.001 per share, 105,000,000 of which have been issued and outstanding as of the date hereof. The Parent has not created or authorized any class or series of preferred shares and has no obligation or understanding to do so.

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資本化。母公司的授權股份包括600,000,000 股普通股，面值每股0.001美元，其中截止至本日期有105,000,000股在已發行在外。母公司沒有創建或授權任何類別或系列的優先股，沒有義務或認爲有義務這樣做。

4.4. Compliance. The Parent has complied with, is not in violation of, and has not received any notices of violation of any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, with respect to the conduct of its business or the ownership or operation of its business.

合規性。母公司已遵守，沒有違反，並沒有收到任何違反任何適用的聯邦，州，地方或外國法律，判決，法令，禁令或命令，關于其業務或其業務的所有權或經營。

4.5. Tax Liabilities. The Parent has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Parent have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). No claim has ever been made in writing or otherwise addressed to the Parent by a taxing authority in a jurisdiction where the Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Parent have not, as of the Parent’s Balance Sheet Date, exceeded the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). As of the Closing Date, the unpaid Taxes of the Parent will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Parent.

稅務責任。母公司及時向相應的稅務機關提交了要求提交的所有納稅申報表（考慮到所有適用的延期）。所有此類納稅申報表在各方面都是真實，正確和完整的。所有到期和欠繳的稅款已經支付（無論是否在任何納稅申報表上顯示，是否需要納稅申報表）。在母公司未提交納稅申報表的管轄區內，尽管該稅收管轄區則是或可能需要對該管轄區徵稅，稅務機關從未以書面形式或以其他方式向母公司提出任何索賠。截至母公司的資產負債表日，母公司的未繳稅款未超過財務報表中列明的稅務負債準備金（不包括為反映賬面和稅收收入之間的時間差異而確定的任何遞延稅項準備金） （而不是在任何註釋中）。自截止日期起，母公司的未繳稅款不會超過母公司賬簿和記錄中規定的稅務負債準備金（不包括為反映賬面和稅收收入之間的時間差異而確定的任何延期稅收準備金）。

No Material claim for unpaid Taxes has been made or become a Lien against the property of the Parent or is being asserted against the Parent, no audit of any Tax Return of the Parent is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Parent and is currently in effect.

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沒有對未付稅款提出重大索賠或成為對母公司財產的留置權或正在向母公司提出索賠，稅務機關不對任何納稅申報表進行審計，並且母公司已經批准延長任何稅收評估的時效，並且目前已生效。

4.6. Undisclosed Liabilities. The Parent has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Parent’s Financial Statements.

未披露的負債。母公司不存在任何性質（無論是固定還是不固定，有擔保或無擔保，已知或未知，以及是否爲絕對，累計，不確定的或其他）的負債或貨幣義務，除非在母公司財務報表中反映或保留的此類負債或義務。

4.7. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

特定費用。母公司不得或將會向任何經紀，財務顧問或顧問，中介，配售代理，投資銀行家，銀行或其他人就交易支付經紀或中介費或傭金。

4.8. Board Determination. The Parent Board deems that the terms of the Transactions are fair to and in the best interests of the Parent and its shareholders and will deliver a written consent with respect to the contemplated Transactions to the Company before the Closing.

董事會決定。母公司的董事會认为，該交易條款對母公司及其股東而言是公平的，符合母公司及其股東的最佳利益，并將於交割前向本公司交付有關預期交易的書面董事会决议。

ARTICLE 5

LOCK-UP

第五章

禁售期

5.1. Lock-up. Effective upon the Closing Date and till two year anniversary thereafter (the “Lock-up Period”), Chen agrees with the Parent not to, without written consent of the Parent, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock owned as of the Closing Date (including, without limitation, Common Stock which may be deemed to be beneficially owned by Chen in accordance with the rules and regulations promulgated under the Securities Act of 1933 , as amended (the “Securities Act”) or securities convertible into or exercisable or exchangeable for the Common Stock), (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the beneficially owned shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of the Common Stock; provided that Chen may, without approval or consent from any Party and subject to the applicable laws, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of certain amount of his shares of Common Stock pro rata as to the extent that Song offers, sells, assigns, transfers, pledges, contracts to sell, or otherwise disposes of, his shares of Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock within the Lock-up Period.

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禁售。自交割日期起生效至其後兩週年（“禁售期”）， 陳同意未經母公司直接或間接書面同意，其不会（i）提供，出售，讓与，轉讓，質押，合約出售，或以其他方式處置或宣布以其他方式處置於交割日期擁有的任何普通股股份的意圖（根據1933年“證券法”（經修訂）頒布的規則和條例（“證券法”）或可轉換為普通股或可行使或可交換普通股的證券，包括但不限於可被視為由Chen實益擁有的普通股），（ii）訂立任何掉期，對沖或類似協議或安排，全部或部分轉讓普通股實益股份的所有權或可轉換為普通股可行使或可兌換的證券的所有權的經濟風險，或（iii）進行任何賣空普通股; 但未經任何一方的批准或同意並受適用法律約束的，陳可以按比例提供，出售，讓与，轉讓，質押，出售或以其他方式處置其按比例分配的在禁售期內由宋提供，出售，讓与，轉讓，抵押，出售或以其他方式處置的普通股股票或可轉換為或可行使或可兌換普通股的證券。

5.3 Leak-out Notice. Song hereby agrees to provide reasonable and timely advance notice (the “Leak-out Notice”) in writing to Chen with respect to Song’s transfer of his shares of Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock during the Lock-up Period. The Leak-out Notice shall provide the number of shares of Common Stock to be sold or offered for sales or that the securities to be sold or transferred are convertible into or exercisable or exchangeable for, the date or period of dates when Song intends to sell, transfer or assign, pledge or offer to sell such securities, and the ownership interest of Song in the Parent before and after the said intended sale or transfer.

宋先生同意以書面形式向陳先生提供合理及時的預先通知（“轉讓通知”），以證明宋在轉讓鎖定期間将其普通股或任何可轉換為或可行使或可兌換普通股的證券进行轉讓。轉讓通知应提供待售或出售的普通股股票数量，或者可以转换为可行使或可交换的或转让的证券，宋有意出售，讓与或轉讓，質押或要約出售該等證券的日期或时期，以及在所述預定的銷售或轉讓之前和之後，宋在母公司的所有者權益。

ARTICLE 6

CONDITIONS TO CLOSING

第六章

交割条件

The following events described herein must occur or be caused to occur before the Closing, not including the Closing Date, unless any of the events is waived by all of the Parties collectively:

本文所述的以下事件必須在交割前發生或使之發生，不包括交割日期，除非有任何事件是由所有締約方共同豁免的：

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(i) the representations and warranties of the Shareholders, the Company, and the Parent described respectively in Articles 2, 3, and 4 shall be true and correct in all Material respects on and as of the Closing Date with the same force and effect as if made on such a date;

分別在第2,3,及4條所述的股東，本公司及母公司的聲明及保證，在交割日期及之前所有重大方面均屬真實及正確，具有相同的效力，如該聲明在該日期提出;

(ii) no Material Adverse Change in the business or financial condition of the Parent and the Company shall have occurred or be threatened to occur since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court, governmental agency, authority or regulatory body seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Change;

無母公司和本公司的業務或財務狀況的重大不利變化自本協議日期起已發生或有可能發生，且任何訴訟，訴訟或訴訟不得在任何法院受到威脅或待決， 試圖限制，禁止或獲得與本協議或本協議所涉交易的完成相關的損害賠償或其他救濟，或政府機構，當局或監管機構可能做出的不利決定具有或可能對本協議産生的重大不利的變化;

(iii) the Company shall have delivered to the Parent a certificate executed by the authorized officer of the Company certifying: (a) resolutions duly adopted by the Company’s Board authorizing this Agreement and the Transactions and (b) the Company’s articles of incorporation as in effect immediately prior to the Closing Date, including all amendments thereto; and the Parent shall have delivered to the Company and the Shareholders a certificate executed by the authorized officer of the Parent certifying: (a) resolutions duly adopted by the Board authorizing this Agreement and the Transactions and (b) the articles of incorporation and bylaws of the Parent as in effect immediately prior to the Closing Date, including all amendments thereto.

本公司須已经向母公司交付由本公司授权的高管簽發的證明書，證明：（a）本公司董事會正式通過的決議授權本協議及交易，以及（b）交割日前最近的一份生效的公司章程和公司章程細則，包括所有修正案；并且母公司須已经向本公司及股東交付由母公司授權高管簽署的證明書，證明：（a）董事會正式通過授權本協議及交易的決議以及（b）交割日前最近的一份生效的公司章程和公司章程細則，包括所有修正案。

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ARTICLE 7

CLOSING DELIVERIES

第六章

交割交付

7.1. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”), shall take place at the offices of the Parent’s and Company’s counsel’s office with the primary business address at 1185 Avenue of Americas, 37th Floor, New York, NY 10036, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions on March 29, 2019 or another date as the Parties shall mutually agree (the “Closing Date”).

交割。根据本協議（“交易”）擬進行的交割（“交割”）， 應在母公司和本公司律師辦公室的辦公室進行，其律师事务所主要營業地址為1185 Avenue of Americas, 37th Floor, New York, NY 10036，開始於2019年3月29日，或雙方同意的另一个滿足或放棄雙方完成交易的所有條件和義務的日期（“交割日期”）。

7.2. Deliveries from the Parent. On the Closing Date, the Parent shall complete and deliver the following to the Company and Song:

从母公司交付。在交割日期，母公司應完成並將以下內容交付給该公司和宋：

(i) a board resolution of the Parent’s Board to approve and ratify this Agreement, the New Issuance and Additional Issuance, and all the ancillary documents and actions to consummate the Transactions contemplated herein;

（i）母公司董事會的董事會決議，以批准及核准本協議，新發行及額外發行，以及完成本交易所擬交易的所有附屬文件及行動;

(ii) an officer’s certificate from an authorized officer of the Parent representing that (a) all the representations and warranties set forth in Article 4 shall be true and correct in all Material respects on and as of the Closing Date with the same force and effect as if made on such a date, (b) the resolutions by the Company’s Board authorizing this Agreement and the Transactions have been duly adopted, and (c) the Company’s articles of incorporation as in effect immediately prior to the Closing Date, including all amendments thereto, are complete and true;

（ii）來自母公司獲授權高管的證明書，其代表：（a）第4條所載的所有陳述及保證在所有重大方面均屬真實及正確，並与该在交割日期做出的陈述及保证具有相同的效力，（b）本公司董事會授權本協議及交易的決議已獲正式採納，以及（c）本公司於緊接交割日期前生效的公司章程，包括所有修訂，均屬完整及真實;

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(iii) a transmittal letter (the “Transmittal letter”) to the Parent’s transfer agent VStock Transfer, LLC to issue shares of the Common Stock to each Shareholder and Grantee as listed in Exhibit A; and

（iii）向母公司的轉讓代理人VStock Transfer, LLC發送一份轉發函（“傳遞信”），以向附件A所列的每名股東及承授人發行普通股股份;

(iv) a board resolution of the Parent’s Board to appoint the New Directors and Song as the new CEO, effective on the Closing Date.

（iv）董事會決議委任新董事及宋先生為新任首席執行官，於交割日期生效。

7.3. Deliveries from the Company. On the Closing Date, the Company shall deliver or cause to be delivered to the Parent the following:

公司交付。 在交割日期，公司應交付或促使交付給母公司以下內容：

(i) a board resolution of the Company Board to approve and ratify this Agreement and all of the ancillary documents and actions to consummate the Transactions contemplated herein;

（i）公司董事會的董事會決議，以批准及核准本協議及完成本交易所擬交易的所有附屬文件及行動;

(ii) an officer’s certificate from an authorized officer of the Company representing that (a) all the representations and warranties set forth in Article 3 shall be true and correct in all Material respects on and as of the Closing Date with the same force and effect as if made on such a date, (b) the resolutions by the Parent’s Board authorizing this Agreement and the Transactions have been duly adopted, and (c) the Parent’s articles of incorporation as in effect immediately prior to the Closing Date, including all amendments thereto, are complete and true; and

（ii）來自母公司獲授權高管的證明書，其代表：（a）第3條規定的所有陳述和保證在交割日期的所有重大方面均為真實和正確，具有與在該日期作出陈述和保证的相同的效力，（b）授權本協議及交易的母公司董事會的決議已獲正式通過，以及（c）本公司於緊接交割日期前生效的公司章程，包括所有修訂，均屬完整及真實；并且

(iii) an updated share registration record of the Company to reflect the ownership of the Parent which will be equal to 100% of the issued and outstanding equity interest in the Company.

（iii）本公司更新的股份登記記錄，以反映母公司的所有權，相當於本公司已發行及已發行股本權益的100％。

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7.4. Deliveries from each Shareholder.

On or prior to the Closing Date, each Shareholder shall deliver or cause to be delivered to the Parent the stock certificates representing each Shareholder’s Company Shares in the amounts set forth in Exhibit A with an appropriate signature medallion guarantee, stock power or such other proof of ownership as shall be reasonably acceptable to the Parent to transfer Company Shares owned by each Shareholder to the Parent.

股東交付。 于交割日期或之前，每名股東須按照附件A所載的數額交付或安排向母公司交付代表每名股東的公司股票的股票，並附有適當的簽名因章保證，股票權力等 其他所有權證明，其證明文件應爲母公司认为合理可接受的，以便母公司將每位股東擁有的公司股份轉讓給母公司。

7.5. Deliveries from the Pledger. On the Closing Date, each Pledger shall deliver or cause to be delivered to Chen a stock power in blank to transfer their shares in the Parent pursuant to the Pledge Agreement.

质押人的交付。在交割日，每個質押人應根據質押協議交付或安排交付給陳的空白股權以便质押其在母公司的股份。

ARTICLE 8

POST CLOSING DELIVERIES

第七章

交割后事宜

8.1. Change of the Parent’s Shareholder Record. As soon as practicable after the Closing, the Parent shall cause its transfer agent to update the shareholder record based on the Transmittal Letter.

更新母公司股东名册。 在交割后，母公司将尽快促使其股票登记公司根据转股信变更其股东名册。

8.2. Payment. In accordance with Article 1.4, within three (3) months from the Closing Date, the Company and Song shall make the Repayment of Loans to Chen.

支付。根据本协议第1.4款，在交割后三个月内，公司和宋先生偿还陈先生对母公司的借款。

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ARTICLE 9

TERMINATION

第九章

協議的終止

9.1. Termination. This Agreement may be terminated and rescinded at any time (the “Termination Date”) prior to the Closing Date:

終止。 本協議可于交割日期前隨時終止及撤銷（“終止日期”）：

(i) by mutual written agreement of the Company and Parent duly authorized by the Company Board and Parent Board;

由本公司，母公司經本公司董事會和母公司董事會正式授權之相互書面協議;

(ii) by either the Company or Parent, if any of the two Parties (which, in the case of Company, shall mean the Company or any Shareholder) has breached any Material representation or warranty set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Change on such other Parties or would prevent or Materially delay the consummation of the Transactions; or

由本公司或母公司（如果本公司的情況下，指本公司或其任何股東），如果任何一方違反本協議中規定的任何聲明或保證，且該違約行爲 導致或可合理預期會對該其他訂約各方造成重大不利變動，或會阻礙或大幅延遲該等交易的完成; 或者

(iii) by any Party, if a permanent injunction or other Order by any court which would make illegal or otherwise restrain or prohibit the consummation of the Transactions shall have been issued and shall have become final and non-appealable;

任何一方，如果任何法院作出非法或以其他方式限制或禁止完成交易的永久禁止令或其他禁止令已經發出，並该禁令已成爲最終和不可上訴的;

9.2. Notice of Termination. Any termination of this Agreement under Section 9.1 will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties hereto specifying with reasonable particularity the reason for such termination.

終止通知。 根據第9.1節終止本協議將立即生效，向終止方遞交終止方的書面通知給其他協議各方，並指明終止的理由。

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ARTICLE 10

MISCELLANEOUS

第十章

其他

10.1. Entire Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. Neither course of conduct or dealing nor trade custom or usage shall modify any provisions of this Agreement.

全部協議。 本協議構成各方之間就本協議標的事項達成的完整協議，取代任何及所有先前或同期的口頭和先前書面協議，備忘錄和意向書。 本協議不得修改，也不得免除任何權利，除非明確提及本協議的書面聲明其爲修改或棄權，並由所有締約方就修改或修訂或 有關豁免的授予豁免的一方。 任何行爲或交易，或任何貿易慣例或使用均不得修改本協議的任何條款。

10.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, to the end that Transactions are fulfilled to the extent possible.

可分割性。 如果本協議的任何條款或其他規定無效，非法或無法通過任何法律法規或公共政策強制執行，只要在經濟上或協議預期的交易的法律實質不受任何方面的不利影響，本協議的所有其他條件和規定仍然具有完全的效力。 在確定任何條款或其他條款無效，非法或無法執行時，本協議雙方應善意修改本協議，以便在雙方均可接受的情況下盡可能實現雙方的原始意圖以盡可能實現交易爲目的。

10.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, U.S. applicable to Contracts made and to be performed entirely within such a jurisdiction.

適用法律。 本協議受美國內華達州法律管轄並根據適用于完全在該管轄範圍內進行的合同的法律解釋。

10.4. Parties in Interest. This Agreement shall be binding upon and inure to the benefits of the Parties hereto.

協議各方。 本協議對本協議各方的利益具有約束力。

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10.5. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties.

文本。 本協定可以同時以兩個或多方同時執行，其中任何一方不必包含一個以上締約方的簽名，但所有這些對方一起構成同一項協議。 在通過傳真機或電子郵件（任何此類交付，“電子交付”）提供的範圍內，本協議應被視爲原始協議或文書的所有方式和方面，並應被視爲具有相同的 具有法律約束力的法律效力，猶如其本人簽署的原件一樣。 應任何締約方的請求，本協定的其他締約方應重新簽署本協定的原始形式並將其交付所有其他締約方。

10.6. Liquidated Damages. The Parties hereto acknowledge and agree that one hundred thousand ($100,000) dollars shall constitute liquidated damages and not penalties and are in addition to all other equitable rights of each Party, including the right to claim a default. The Parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the non-performance of a Party, (iii) one of the reasons for all of the Parties reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Parties are sophisticated business parties and have negotiated this Agreement at arm's length.

约定的损失。协议各方在此同意和承认10万美金是违约的损失金额，不包括罚金，该损失金额是在各方主张公平法则权利之外的，包括其权利主张违约。各方进一步承认：（1）违约的损失很可能难以或不可能估计，（2）此处规定的违约金很接近其中一方违约可能造成的损失，违约金不远远偏离实际损失额，（3）各方同意这个损失额的其中一个原因是诉讼的不确定性和高额成本，和（4）协议各方是有经验的商业人士，在平等的基础上达成此协议。

10.7. English Prevails. Should there be any inconsistency or conflict between the English and Chinese versions of the Agreement, the English version shall prevail.

英文優先。 如果本協議的中文和英文版本有不一致或者衝突，以英文版本爲主。

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ARTICLE 11

DEFINITIONS

第十一章

定義

The following terms, as used in the Agreement, have the following meanings:

協議中使用的以下術語具有以下含義：

“Agreement” shall have the meaning set forth in the Preamble.

“協議”應具有序言中規定的含義。

“Assets” shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“資産”系指實際，個人或混合，有形或無形，累計或或有的，或以其他方式涉及或利用的所有各種類型，性質，性質和描述的資産，財産，業務和權利 直接或間接直接或間接，無論是否持有該人的賬簿和記錄，以及是否以該人的名義或任何該人的任何關聯公司以及無論位于何處。

“Closing” shall have the meaning set forth in Section 7.1 of the Agreement.

“交割”應具有本協議第7.1節所述的含義。

“Closing Date” shall have the meaning set forth in Section 7.1 of the Agreement.

“交割日”應具有本協議第7.1節所述的含義。

“Common Stock” shall mean the common stock of the Parent.

“普通股”指的是母公司的普通股。

“Company” shall have the meaning set forth in the Preamble.

“本公司”應具有序言中規定的含義。

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“Company Board” shall have the meaning set forth in Section 3.9 of the Agreement.

“公司董事會”應具有本協議第3.9節所述的含義。

“Company Disclosure Schedule” shall have the meaning set forth in the opening paragraph of Article 3 of the Agreement.

“公司披露計劃表”應具有本協議第3條開頭段落所述的含義。

“Company Share(s)” shall have the meaning set forth in the Recitals of the Agreement.

“公司股份”應具有本協議的重要內容中所述的含義。

“Company’s Balance Sheet Date” shall have the meaning set forth in Section 3.4 of the Agreement.

“公司資産負債表日”應具有本協議第3.4節所述的含義。

“Consolidated Financial Statements” shall have the meaning set forth in Section 3.8 of the Agreement.

“合並財務報表”應具有本協議第3.8節所述的含義。

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound

“合同”是指任何人是其中一方或任何人的任何形式或性質的任何書面或口頭協議，安排，承諾，契約，契約，文書，租賃，義務，計劃，限制，諒解或承諾這樣的人是綁定的.

“Dollars” shall mean the lawful currency of the United States unless otherwise defined.

“美元”指的是美国的法定货币。

“Electronic Delivery” shall have the meaning set forth in Section 10.5 of the Agreement.

“電子交付”應具有本協議第10.5節所述的含義。

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, local, domestic or foreign.

“政府實體”是指任何政府或任何政府，無論是聯邦，地方，國內或國外的任何政府或任何機構，局，董事會，董事會，委員會，法院，部門，官員，政治分部，法庭或其他工具。

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“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“知識”是指一方當事人的實際知識，以及知道具有此種身份的合理人員經過適當調查後應具有的知識。

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“法律”是指適用于個人或其資産，負債或業務的任何代碼，法律，法令，規章，報告或許可要求，規則或法規，包括由任何政府實體頒布，解釋或強制執行的任何規則，法律。

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interests or encumbrance of any kind in respect to such asset, other than any encumbrances created by the Parent.

“抵押或质押”是指就任何資産而言，任何抵押，留置權，質押，押記，擔保權益或任何種類的該等資産的産權負擔，但由母公司創造的任何産權負擔除外。

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine Materiality in that instance.

對于本協議，“材料”和“實質性”應根據相關事項的事實和情況確定;前提是本協議中規定的任何特定貨幣金額將決定這種情況下的重要性。

“Material Agreements” shall have the meaning set forth in Section 3.7 of the Agreement.

“重要協議”應具有本協議第3.7節所述的含義。

“Material Adverse Change” means, with respect to any Person or Party, a material adverse change on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a material adverse change: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by or Taiwan in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon Taiwan, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of Taiwan, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

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“重大不利變化”是指對于任何個人或一方而言，對該人的整體狀況（財務或其他），業務，資産，負債或報告或合理預期的未來結果或前景的重大不利變化;但是，在確定是否存在重大不利變化時，不得考慮由以下任何事項引起或與之相關的任何不利變更，事件，發展或影響：（a）一般業務或經濟條件， b）國家或國際政治或社會條件，包括台灣參與敵對行動，無論是否根據國家緊急情況或戰爭的宣布，或對台灣或其任何領土發生任何軍事或恐怖主義攻擊（c）金融，銀行或證券市場（包括其任何破壞以及任何證券或任何市場指數的價格下跌），財産，外交或領事機構或任何軍事裝置，設備或人員， （d）普遍接受的會計原則的變化，（e）法律，規則，條例，命令或任何政府實體發布的其他具有約束力的指令的變化，或（f）采取本協議和其他所訂立的協議特此。

“MOU” shall have the meaning in the Recitals of the Agreement.

“MOU”有本协议序言的定义。

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Entity.

“命令”是指任何政府實體的任何行政決定或裁決，法令，禁令，判決，命令，准司法裁決或裁決，裁決或令狀。

“Parent” shall have the meaning set forth in the Preamble.

“ 母公司”應具有序言中規定的含義。

“Parent Board” shall have the meaning set forth in Section 1.2 of the Agreement.

“母公司董事會”應具有本協議第4.8節所述的含義。

“Party” or “Parties” shall have the meaning set forth in the Preamble.

“締約方”或“締約方”應具有序言中規定的含義。

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“個人”是指個人，公司，合夥，協會，信托，有限責任公司或任何其他實體或組織，包括政府或政治分部或其任何機構或工具。

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“Shareholders” shall have the meaning set forth in the Preamble.

“股東”具有序言中所述的含義。

“Tax” or “Taxes” shall have the meaning set forth in Section 3.6 of the Agreement.

“稅”或“稅”應具有本協議第3.6節所述的含義。

“Tax Return(s)” shall have the meaning set forth in Section 3.6 of the Agreement.

“納稅申報單”應具有本協議第3.6節所述的含義。

“Termination Date” shall have the meaning set forth in Section 9.1 of the Agreement.

“終止日期”應具有本協議第9.1節所述的含義。

“Transactions” shall mean the transactions contemplated by the Parties under this Agreement and the related documents.

“交易”指的是根据本协议和相关合约，各方打算进行的交易。

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[此頁的剩余部分有空白。]

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【Signature Page for the Stock Purchase/ Exchange Agreement】

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

爲證明其中每一方，本協議自上述第一句所述日期起由其各自的官員在正式授權下執行。

PARENT: China VTV Limited (a Nevada Company) 母公司中华微视有限公司（美国）

By:	/s/ Guoping Chen
Name:	Guoping Chen 陈国平
Title:	CEO 执行总裁

COMPANY: China VTV Ltd. (a Hong Kong Company) 本公司中华微视有限公司（香港）

By:	/s/ Tijin Song
Name:	Tijin Song宋体金
Title:	CEO 执行总裁

By:	/s/ Guoping Chen
Name:	Guoping Chen陈国平
Title:	Individual 个人

SHAREHOLDERES: 股東

By:	/s/ Tijin Song
Name:	Tijin Song宋体金
Title:	Shareholder 股东

By:	/s/ Yatao Wang
Name:	Yatao Wang王雅韬
Title:	Shareholder股东

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【Signature Page for the Stock Purchase/ Exchange Agreement Cont’d】

By:	/s/ Liqiang Meng
Name:	Liqiang Meng孟立强
Title:	Shareholder股东

By:	/s/ Daoxin Zhang
Name:	Daoxin Zhang张道新
Title:	Shareholder股东

By:	/s/ Hongbin Dong
Name:	Hongbin Dong董洪斌
Title:	Shareholder股东

By:	/s/ Xiaohua Jin
Name:	Xiaohua Jin金晓华
Title:	Shareholder股东

By:	/s/ Haibing Lu
Name:	Haibing Lu陆海兵
Title:	Shareholder股东

By:	/s/ Zhefei Chen
Name:	Zhefei Chen陈哲飞
Title:	Shareholder股东

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Exhibit A

附件A

Shareholder 股東	Number of Company Shares Owned by Shareholders Before the Closing 交割前，股東所持本公司股份數目	Number of Company Shares Owned by Shareholders after the Closing股東在交割後擁有的本公司股份數目	Number of Shares of Parent’s Common Stock Owned by Shareholders before the Closing股東在交割前擁有母公司普通股數量	Number of Shares of Parent’s Common Stock Owned by Shareholders after the Closing股東在交割後擁有的母公司普通股股份數目	Percentage of the issued and outstanding Common Stock after the Closing 交割后各位股东的股份比例
Tijin Song 宋体金	7,500	0	0	75,000,000*	34.01%
Yatao Wang 王雅韬	1,200	0	0	12,000,000	5.44%
Liqiang Meng 孟立强	1,100	0	0	11,000,000	4.99%
Daoxin Zhang 张道新	450	0	0	4,500,000	2.04%
Hongbin Dong 董洪斌	350	0	0	3,500,000	1.59%
Xiaohua Jin 金晓华	240	0	0	2,400,000	1.09%
Haibing Lu 陆海兵	199	0	0	1,990,000	0.90%
Zhefei Chen 陈哲飞	16	0	0	160,000	0.07%
Total 總額	11,055	0	0	110,550,000	50.12%

* Song intends to sell approximately 30,000,000 shares of his common stock of the Parent to the investors and use the proceeds of such sales to fund the operations of the Parent. In addition, Song plans to transfer approximately 15,000,000 shares of his common stock in the Parent to certain employees of the Company for the past services, particularly with respect to the development of the Company’s OTT platform.

*宋打算向投資者出售約30,000,000股母公司普通股，並使用該銷售所得款項為母公司的業務提供資金。此外，宋計劃將母公司的約15,000,000股普通股轉讓給本公司的OTT技术平台开发团队，以资過往服務。

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Exhibit B

附件B

Stock Pledge Agreement

股份质押协议

(See attached)

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Exhibit C

附件C

Resignation

辞职信

(See attached)

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Schedule 3.7 Company Disclosure Schedule

附表3.7公司披露表

Material Agreements

重要協議

The China Wei Shi OTT Platform Maintenance Agreement between China VTV Limited (Hong Kong) and Xin Mei Culture and Media Co., Ltd. dated December 22, 2016.

中华微视OTT平台维护合作协议，中华微视有限公司（香港）和新美文化传播有限公司与2016年12月22日签署

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Schedule 3.8

Material Assets

列表 3.8

重要資産

Category 类别	Item 列项	Note 备注
Intellectual Properties 知识产权	Domain names域名: 1. Chinavtv.tw 2. Chinavtv.hk 3. Chinavtv.tv 4. Chinavtv.vip 5. Zhonghuaweishi.com 6. Zhonghuaweishi.com.cn	Zhonghuaweishi.com has been approved by the China Ministry of Industry and Information Technology. 中华微视被中国国家工信部获准使用的网站名称
Certain trademarks have been applied in Taiwan but are currently in dispute.
Social media accounts 社交平台账户	1. Facebook account 中华微视脸书订阅账号	Approximately 380,000 followers 大约38万跟踪者
	2. Wei Bo account 中华微视微博订阅账号	Approximately 630,000 followers大约63万跟踪者
3. Miao Pai account 中华微视直播订阅账号
Internet TV platforms 互联网电视平台
Zhonghua Weishi cell phone app 手机端应用软件

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